EXHIBIT 23 (a)

P A R K E R  &  C O.
CHARTERED   ACCOUNTANTS
200 - 2560 Simpson Road, Richmond, B.C. V6X 2P9
Tel: (604) 276-9920:     Fax: (604) 276-2415



December 03,  2002


US Securities And Exchange Commission
Washington, D.C.
USA, 20549


Reference:		Energy & Engine Technology Corporation
			(Formerly Bidder Communications, Inc.)
			Consent Letter  for a  SEC Form S 8, dated December 4, 2002
			Unaudited Interim Consolidated Financial Statements
			For the Three Months Ended 31 March 2002
			For the Six Months Ended 30 June 2002
			Fort he Nine Months Ended 30 September 2002

Dear Sirs:


We refer to the US Securities And Exchange Commissions Form S8.

We consent to the use in the above mentioned Form S8 of the following three quarterly interim consolidated financial statements and corresponding review engagement reports of Energy & Engine Technology Corporation, formerly Bidder Communications, Inc.:

1.  Interim Consolidated Statement of Financial Position as at
31 March  2002 and 2001, as at 30 June 2002 and 2001 and as at
30 September 2002 and 2001;

2.  Interim Consolidated Statements of Loss and Deficit and Cash
Flows for the three months ended 31 March 2002 and 2001, for the six months ended 30 June 2002 and 2001 and for the nine months ended
30 September 2002 and 2001; and

3. Interim Consolidated Statement of Changes in Stockholders Equity from the date of incorporation, 16 November 1999, to 30 September 2002.

We also consent to the use of our report dated March 20, 2001 included in the ENERGY & ENGINE TECHNOLOGY CORPORATION Form 10-SB12G, and to all references to our Firm included in this registration statement.

This letter is provided to the US Security and Exchange Commission to which it is addressed pursuant to the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated under both Acts and not for any other purpose.


Yours truly



Parker & Co.
Chartered Accountants